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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 9, 2002

i-STAT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19841 (Commission file number)	22-2542664 (I.R.S. Employer Identification No.)
104 WINDSOR CENTER DRIVE, EAST WINDSOR, NJ 08520 (Address of principal executive offices) (Zip code)

(609) 443-9300
(Registrant's telephone number, including area code)

Item 7. Exhibits

(c)
Exhibits

Item No.	Exhibit List
99.1	Investor presentation slides, October 9, 2002.

Item 9. Regulation FD Disclosure

        On October 9, 2002, the management of i-STAT Corporation made a presentation at an investor conference that included the slides attached hereto as Exhibit 99.1. The slides included in Exhibit 99.1 are incorporated pursuant to Rule 100(a)(1) of Regulation FD.

        The projections of selected financial information included in the presentation were intended to disclose the basis for management's belief that the Company will have adequate capital resources to meet the financial obligations to Abbott Laboratories resulting from the expiration of the Company's exclusive distribution agreement with Abbott Laboratories on December 31, 2003. Investors are cautioned that such projections represent only management's best judgment based on a number of assumptions which it believes to be reasonable, and are not a guarantee of future results. Accordingly, investors should not place undue reliance on the projections. In addition, the reliability of projections generally decreases in proportion to the length of the periods covered by the projections. The Company plans to update the projections of selected financial information quarterly in current reports on Form 8-K, but does not intend to extend the term of the projections to cover any of its fiscal years after 2005. The Company's current intention to update the projections may change based on future events, including a determination by the Company that such projections are no longer necessary to support management's belief that it will have adequate resources to meet its obligations to Abbott referred to above.

        The factors listed below, among others that may not be foreseeable, may affect the Company's future results and, therefore, its ability to meet the projections, and should be considered by investors.

Factors That May Affect Future Results

        We Are Not Profitable; We Must Increase Sales Of Our Products To Be Profitable.    We were formed in 1983, and we have not yet made an operating profit. We cannot guarantee that we will ever be profitable. Furthermore, we may incur additional losses. We can give no assurances that we will be able to market our products at prices and in quantities that will generate a profit. We can give no assurances that we can avoid potential delays and expenses in developing new products, problems with production and marketing or other unexpected difficulties.

        Our Success Depends On Greater Commercial Acceptance; We Are Not Able To Predict Future Commercial Acceptance.    Our future depends on the success of the i-STAT System, which depends primarily on its acceptance by an increasing number of hospitals as a reliable, accurate and cost-effective replacement for traditional blood measurement methods. The i-STAT System is known as a "point-of-care" blood testing device, which is a relatively new way to analyze blood. Currently, central and "stat" laboratories within hospitals or independent commercial laboratories perform critical or "stat" blood testing. Although the market is increasingly accepting point-of-care blood testing, most acute care hospitals already use expensive blood testing instruments in their central and "stat" laboratories and many are reluctant to change their current procedures for performing blood analysis. In addition, the i-STAT System currently does not measure a large enough number or range of analyses for some hospitals to consider broadly adopting it. Although we continue to develop additional tests to respond to hospitals' needs, we cannot guarantee that we will be able to develop enough additional tests quickly enough or in a way that is cost-effective or at all.

        We Currently Rely On Abbott Laboratories For The Marketing And Sales Of Our Products.    In September 1998, the Company and Abbott signed agreements which provide for a long-term sales, marketing and research alliance. Under our product distribution agreement with Abbott, Abbott became the exclusive distributor of the i-STAT System in most parts of the world. As a result of this alliance, our revenues are significantly affected by sales made through Abbott, which accounted for approximately 84% of our total net revenues in 2001. While our product distribution agreement with Abbott remains in effect, our profitability will depend heavily upon Abbott's success in selling our products. Moreover, our agreement with Abbott gives Abbott sole discretion to set the prices for our products, which can have a big effect on our revenues, margins and profits. Our product distribution agreement with Abbott will be terminated at the end of 2003. As a result of the termination of the agreement, we will resume primary responsibility for marketing and selling our products. This entails substantial risk and expense. For example, we will have to hire and train additional marketing and sales personnel and/or enter into new product distribution agreements with other parties. We cannot guarantee that we would be successful in marketing and selling our products without the benefit of a strong strategic partner, or that we would be able to find such a partner if we felt this best served our interests. In addition, we will be obligated to pay Abbott a substantial termination fee and royalties based on our product sales for a period after the agreement's end. These amounts will materially impact our cash flows and results of operations.

        Our Distribution Agreement with Abbott Laboratories Expires on December 31, 2003.    Our product distribution agreement with Abbott will expire at the end of 2003. As a result of the expiration of the agreement, we will resume primary responsibility for marketing and selling our products. This entails substantial risk and expense. For Example, we will have to hire and train additional marketing and sales personnel and/or enter into new product distribution agreements with other parties. We cannot guarantee that we will be successful in marketing and selling our products without the benefit of a strong strategic partner, or that we will be able to find such a partner if we felt this best served our interests. In addition, as a result of the expiration of the agreement we are obligated to make the following payments to Abbott on the dates noted: (a) on December 31, 2003, a $5.0 million one-time termination fee to compensate Abbott for a portion of its costs in undertaking the distribution relationship, (b) on December 31, 2003, $5.0 million representing the unrecognized portion of a $25.0 million prepayment made by Abbott against incremental product sales, (c) early in 2004, approximately $5.0 million to repurchase inventory and equipment from Abbott, as required in the Distribution Agreement, and (d) on December 31, 2004 and on each December 31 thereafter through 2008, for a total of five unequal payments, residual payments based upon Abbott's net sales of the Company's products during the final twelve months of the distribution agreement term. Our current best estimate of the total residual payments due is approximately $55 million. These payments will have a material impact on the Company's cash flows and results of operations. We anticipate that the profit margins presently being earned by Abbott as a result of the sale of our products, will be earned by us commencing January 1, 2004, and will provide us with the sufficient cash to fund these payments. The Company has begun to take actions to assume primary responsibility for the marketing and sale of its products, effective January 1, 2004. During the quarter ended June 30, 2002 these actions included hiring six additional sales personnel. The Company anticipates further additions of personnel in coming quarters. The Company may incur additional costs or recognize lower revenues than anticipated as a result of resuming direct distribution of its products.

        Our Manufacturing Is Subject To Certain Risks.    We have faced unexpected technical problems in trying to transfer product ideas from the development stage to the manufacturing stage. Our manufacturing operations use highly technical processes involving unique, proprietary biosensor microfabrication techniques which our manufacturing personnel must continuously monitor and update, especially as we develop more products. These technical problems could recur, could result (and in the past they have resulted) in a high level of product scrap and could delay our plans for new product releases, all with attendant consequences to our financial results. Also, we may not be able to predict or satisfy changing customer demands for certain products and it could take longer than expected for us to change the manufacturing processes to respond to these demands. As a result, we may not have sufficient inventory to meet customer demands, which could affect our relationships with customers, or we may have too much product inventory at times, which hurts our profitability and negatively affects our working capital. In order to be profitable, we must manufacture greater quantities of products than we have to date and at the same time consistently deliver high production efficiencies. We cannot guarantee that we will be able to do so. Some of the components of the i-STAT System are custom-made by only a few outside vendors. We may not be able to meet the demand for our products if one or more of these vendors could not supply us with the needed components or components which meet our specifications. We have experienced manufacturing problems because of vendor or component issues. Our Kanata, Ontario facility is the only cartridge manufacturing facility, and our East Windsor, New Jersey facility is the only facility where our hand-held analyzers are manufactured. If either facility were damaged or closed due to fire or other causes, it would very negatively impact our business.

        We May Need Additional Funding In The Future And These Funds May Not Be Available To Us.    We expect our existing funds to be sufficient to meet our obligations and our liquidity and capital requirements for the foreseeable future. However, numerous factors may change this expectation, including manufacturing difficulties, arbitration and litigation outcomes, and the continuation or termination of the Abbott alliance. In the long-term, it is possible that we will need additional financing before our operations are profitable enough to enable us to fund additional product development and increase manufacturing capacity to meet anticipated product demand. We have no commitments for any additional financing and we cannot assure investors that any such commitment could be obtained on favorable terms, if at all. Affiliates of Cerberus Capital Management, L.P. (collectively, "Cerberus"), which hold all of the Company's Series D Redeemable Convertible Preferred Stock, have a right of first refusal with respect to certain future financings. This right of first refusal may inhibit our ability to obtain needed financing from third parties or negatively affect the financing terms available. Any additional equity financing may cause dilution of our current stockholders, and any debt financing may require restrictions on our right to declare dividends or on other aspects of our business.

        We May Not Be Successful In Defending Our Proprietary Rights Or Proprietary Rights Claims Made By Others.    Our commercial success depends partly upon our trade secrets, know-how, trademarks, patents and other proprietary rights. We actively seek patent protection for our proprietary technology in the United States and internationally, but we cannot guarantee that third parties will not challenge our patents or that they will not be invalidated or designed around or that they will provide a commercially significant level of protection. We cannot guarantee that any pending patent applications or applications filed in the future will result in a patent being issued to us. Furthermore, once issued, a patent is not always valid or enforceable, and a patent holder may still infringe the patent rights of others. If our key patents are invalidated or expire, this could lead to increased competition and would adversely affect our business. In addition, we may be found to have infringed the proprietary rights of others or may be required to respond to patent infringement claims and may have to litigate to determine the priority of inventions. We settled the patent infringement lawsuit brought against us by Nova Biomedical Corporation, but agreed to continue to pay royalties to it for as long as our product continues to use the technology covered by its patent. We believe that our products no longer utilize the covered technology; however, Nova Biomedical Corporation disagrees and has filed for an arbitration in order to determine whether we continue to owe such royalties. This arbitration is expected to take place in November 2002. If we are not successful in this arbitration, we will be required to pay Nova approximately $2 million in past due royalties, plus royalties based on future product sales. These payments have not been factored into our projected future results. Litigation may be necessary to enforce our patents, trade secrets or know-how, or to determine the enforceability, scope and validity of the proprietary rights of others. The defense or prosecution of intellectual property proceedings is costly and a diversion of our management resources. A determination against us could be very costly and/or require us to seek licenses from third parties, which may not be available on commercially reasonable terms, if at all. Furthermore, we can provide no assurances that we will be able to maintain the confidentiality of our trade secrets or know-how or that others may not develop or acquire trade secrets or know-how that are similar to ours.

        We Compete Against Larger, Stronger Entities That Sell More Established Blood Analysis Products.    Our success depends on our ability to establish and maintain a competitive position in the blood analysis market. We expect that manufacturers of conventional blood analysis products used in clinical laboratories will compete intensely to maintain their markets and revenues. Some of these manufacturers currently offer products that many perceive to be less expensive to operate and which include a broader range of tests than the products we offer and expect to offer. We can provide no assurances that competitive pressures will not result in price reductions of our products, which could adversely affect our profitability. In addition, health care providers may choose to maintain their current method of blood testing. We also face competition from manufacturers of other blood analyzers intended for point-of-care use. Many of our competitors have substantially greater capital resources, research and development staffs and facilities than ours. Our products may become obsolete or non-competitive if rapid technological changes or developments occur. We need to continue to make substantial investments in and commit significant resources to product improvement and development in order to stay competitive and successfully introduce new products. We can provide no assurances that we will have the resources necessary to make such investments. If we do have the required resources, we can provide no assurances that we will be able to respond adequately to technological or market changes.

        We Depend On Key Members Of Our Staff And Must Retain And Recruit Qualified Individuals If We Are To Be Competitive.    Our success depends on our ability to attract and retain certain scientific, technical, regulatory and managerial personnel. If we lose key personnel, it could have a materially adverse effect on our business. Competition for qualified personnel is intense and we cannot guarantee investors that we will be successful in recruiting or retaining such personnel in the future.

        There Are Various Operational And Financial Risks Associated With Our International Business.    In recent years, we have experienced substantial sales growth in international markets and expect to continue to expand our product distribution internationally. We may face difficulties and risks in our international business, including changing and unstable economic or political conditions, terrorism, export restrictions, currency risks, export controls relating to technology, compliance with existing and changing regulatory requirements, tariffs and other trade barriers, longer payment cycles, problems in collecting accounts receivable, reimbursement levels, and potentially adverse tax consequences. In addition, it may be difficult for us to enforce and collect receivables through a foreign country's legal system and to protect our intellectual property in foreign countries. International sales are invoiced and settled in U.S. dollars. However, the cartridge price received from international partners, including Abbott, may be affected by changes in the value of the U.S. dollar relative to local currencies. This is because the international cartridge price is based on the price paid by customers in local currencies. When the values of foreign currencies change with respect to the U.S. dollar, the price changes due to the foreign exchange conversion of local currency prices. However, price reductions may be limited by guaranteed minimum prices established for each cartridge. We cannot assure investors that one or more of these factors will not have a material and adverse effect on our international business opportunities.

        In addition, our cartridge manufacturing takes place at our wholly-owned subsidiary in Kanata, Ontario. Most of the expenses associated with producing the cartridges are incurred in Canadian Dollars. If there is a significant change in the exchange rate between the Canadian Dollar and the U.S.

Dollar, it could have a material impact on our cost of products sold, our results of operations, and our cash flows from operations.

        Due To Antitakeover Provisions There May Be Issues Associated With The Marketability Of The Company's Common Stock.    Our Certificate of Incorporation and Bylaws, Stockholder Rights Plan, and our agreements with Abbott and Cerberus contain provisions, which may have the effect of delaying, deferring or preventing a change in control of the Company without further action by our stockholders. In addition, certain of these provisions may discourage bids for the Common Stock, may adversely affect the market price of the Common Stock, and may affect the voting and other rights of holders of Common Stock and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain stockholders may deem to be in their best interests). We will be subject to Section 203 of the Delaware General Corporation Law which generally imposes restrictions upon certain acquirers and their affiliates and associates of 15% or more of our Common Stock.

        Management and Significant Stockholders Can Exercise Influence Over the Company.    As of April 16, 2002, directors, executive officers and principal stockholders of the Company beneficially owned approximately 51% of our outstanding voting securities. In addition, Cerberus is entitled to appoint one person to the Company's Board of Directors for so long as it holds 10% of the outstanding securities of the Company on a fully diluted basis. As a result, these stockholders, individually and/or acting together may be able to influence the outcome of stockholder votes. Examples of stockholder votes include those for the election of directors, changes in our Certificate of Incorporation and Bylaws and approving certain mergers or other similar transactions, such as a sale of all or substantially all of our assets. Cerberus also has the right to approve certain of these transactions. If we receive certain information relating to an offer for our voting securities of all or substantially all of our assets, we must provide notice to Abbott. Furthermore, prior to its expiration our exclusive product distribution arrangement with Abbott could discourage a third party from making any such offer.

        The Company's Stock Price Is Volatile And Investing In Our Common Stock Involves A High Degree Of Risk.     The market price of our Common Stock has fluctuated significantly and as a result, it has been described as "volatile." Future announcements concerning the Company or its competitors, including operating results, technological innovations or new commercial products, government regulations, developments concerning proprietary rights, or litigation could have a significant impact on the market price of our Common Stock. A significant percentage of our Common Stock is held by institutional investors. Among others, our strategic partner Abbott owns approximately 10.0% of our outstanding voting securities, and in 2001 we completed two financings that resulted in John Hancock Advisers Inc. and Cerberus increasing their beneficial ownership to 13.1% and 14.99% of our outstanding voting securities, respectively. Absent current restrictions barring certain conversions and exercises by Cerberus. Cerberus' current holdings would represent 26.7% of our outstanding voting securities. The lifting of these restrictions is not entirely within the control of the Company. The decision by any of [these/this] investor(s) to sell all or a substantial portion of [its/their] holdings could have an adverse impact on the market price of our Common Stock. Furthermore, the stock market has from time to time experienced extreme price and volume fluctuations, which may adversely affect the market price of our Common Stock. Some of these fluctuations have particularly affected high technology companies and they have often been unrelated to the operating performance of such companies. In addition, general economic, political and market conditions may also adversely affect the market price of our Common Stock. We cannot provide any assurances that the trading price of our Common Stock will remain at or near its current level.

        We Are Subject to Intense Government Regulation.    Our industry is highly regulated. The governments of the United States and other countries extensively regulate the manufacture and sale of medical diagnostic devices intended for commercial use. For example, United States commercial sales of medical diagnostic devices require FDA clearance before selling may commence. Obtaining FDA and other required regulatory clearances can be time-consuming, expensive and uncertain. After any clearances, we remain subject to pervasive regulation and inspection for compliance with regulatory requirements. We may also need to obtain FDA clearance for any other new products we are able to develop or acquire, and we cannot guarantee that we will be able to do so. In addition, the FDA could change the classification regarding our existing products and we may at some time in the future also have to comply with mandatory performance standards or other "special controls" to keep our products in commercial distribution. We cannot predict whether such additional standards or controls will ever be enacted, or what impact the enactment of such standards or controls might have on our ability to produce and sell our products. If we do not obtain all necessary regulatory clearances for any new products, or maintain clearance on our current products, our ability to generate sales will materially suffer.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, i-STAT Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-STAT CORPORATION
By:	/s/ LORIN J. RANDALL Lorin J. Randall Senior Vice President of Finance, Treasurer and Chief Financial Officer

Date: October 9, 2002

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  Item 7. Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURE